     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1994
                                                       REGISTRATION NO. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                              RUSSELL CORPORATION
             (Exact name of registrant as specified in its charter)

            ALABAMA                     63-0180720                    LEE STREET
(State or other jurisdiction of      (I.R.S. Employer        ALEXANDER CITY, ALABAMA 35010
incorporation or organization)     Identification No.)              (205) 329-4000
                                                           (Address, including zip code, and
                                                       telephone number, including area code, of
                                                       registrant's principal executive offices)

                               STEVE R. FOREHAND
                              RUSSELL CORPORATION
                                   LEE STREET
                         ALEXANDER CITY, ALABAMA  35010
                                 (205) 329-4000
                      (Name, address, including zip code,
                        and telephone number, including
                        area code, of agent for service)

                                with a copy to:
                              JOHN K. MOLEN, ESQ.
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203

                                (205)521-8000
                           __________________________

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities only in connection with dividend or interest reinvestment plans, check the following box. [x]
                          __________________________

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
 Title of each class                           Proposed maximum      Proposed maximum            Amount of
    of securities              Amount           offering price          aggregate               registration
  to be registered        to be registered         per unit*          offering price*               fee
- --------------------      ----------------     ----------------      ----------------           ------------
    Common Stock           339,455 shares           $28.13             $9,547,171.88            $3,292.13
============================================================================================================

    * Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              RUSSELL CORPORATION
                         339,455 Shares of Common Stock
                          (Par Value $0.01 Per Share)

         This Prospectus may be used by each of the shareholders (the "Selling Shareholders") of DeSoto Mills, Inc., an Alabama corporation (the "Company"), to sell up to an aggregate 339,455 shares of common stock of Russell Corporation, an Alabama corporation ("Russell"), par value $0.01 per share (the "Common Stock"), which shares were obtained by the Selling Shareholders pursuant to an Agreement and Plan of Merger dated February 25, 1994, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated March 30, 1994 (collectively, the "Merger Agreement"), among Russell, Tubeco, Inc., an Alabama corporation and wholly- owned subsidiary of Russell ("Subsidiary"), the Company, John K. Tcherneshoff, Robert H. Yoe, III and Susan T. McCurdy. Pursuant to the Merger Agreement, Subsidiary was merged into the Company, and the shares of common stock of the Company held by the Selling Shareholders were converted into 340,715 shares of Common Stock. In connection with the Merger, Russell, Subsidiary, the Selling Shareholders and AmSouth Bank N.A., a national bank having its principal offices in Birmingham, Alabama (the "Escrow Agent"), entered into that certain Escrow Agreement dated as of April 1, 1994 (the "Escrow Agreement"), whereby 85,162 shares of the Common Stock issued in the Merger were delivered to the Escrow Agent, to be distributed in accordance with the terms and conditions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent has delivered 1,260 shares of Common Stock to Russell, leaving 83,902 shares of Common Stock held in escrow and a maximum of 339,455 shares of Common Stock to be sold by the Selling Shareholders. All proceeds from the sale of such shares of Common Stock will inure to the benefit of the Selling Shareholders, and Russell will not participate in any way in such proceeds.

         It is contemplated that the shares will be sold principally by the Selling Shareholders in transactions over the New York Stock Exchange, Inc. (the "NYSE") at prevailing market prices, although sales may also be made over regional or other securities exchanges at prevailing market prices and in privately negotiated transactions at negotiated prices. Some or all of such shares may be sold in transactions involving broker-dealers who will act solely as agent for the Selling Shareholders.

         Russell's Common Stock is listed on the NYSE and the Pacific Stock Exchange Incorporated (the "PSE"). On June 28, 1994, the closing sales price reported by the NYSE for the Common Stock was $29 1/4 per share.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                  ___________________________________________

                THE DATE OF THIS PROSPECTUS IS JUNE 29, 1994

                             AVAILABLE INFORMATION


         Russell is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Russell may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the NYSE, and such materials may also be inspected at the offices of such exchange at 20 Broad Street, New York, New York 10005. The Common Stock also is listed on the PSE, and such materials may be inspected at the offices of such exchange at 301 Pine Street, San Francisco, California 94104.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Russell with the Commission are incorporated by reference herein:

         (i) Russell's Annual Report on Form 10-K for the year ended January 1, 1994 (Commission File No. 0-1790);

         (ii) Russell's Quarterly Report on Form 10-Q for the quarter ended April 3, 1994 (Commission File No. 0-1790); and

         (iii) The description of the Common Stock of Russell appearing in Russell's Registration Statement on Form S-4 (Registration No. 33-24735), under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock," as filed on September 26, 1988 pursuant to the Securities Act of 1933, as amended (the Securities Act"), and appearing in Russell's Registration Statement on Form 8-A (Commission File No. 1-5822) at Exhibit 1, as filed on October 30, 1989 pursuant to the Exchange Act.

         All documents filed by Russell pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the Prospectus and prior to the termination of the offering of the Common Stock offered hereby, shall be deemed to be incorporated by reference and to be a part of the Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein or contained herein shall be deemed to be modified or superseded to the extent that a statement herein or in a document subsequently incorporated by reference herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Russell undertakes to provide, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such a request is to be directed to the attention of the Secretary, Russell Corporation, Lee Street, Alexander City, Alabama 35010 (telephone number: 205/329-4000).



                REGISTRATION STATEMENT AND CERTAIN OTHER MATTERS


         A registration statement in respect of the shares of Common Stock of Russell offered by this Prospectus has been filed with the Commission under the Securities Act. For further information pertaining to Russell and such shares, reference is made to such registration statement and to the exhibits and financial statements filed therewith or incorporated by reference therein as a part thereof. Statements in the Prospectus as to the contents of any document are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such documents so filed or incorporated by reference.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with any offer to sell or sale of the securities with respect to which this Prospectus is issued and, if given or made, such information or representation must not be relied upon as having been authorized. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell to or a solicitation of an offer to buy from any person in any state in which any such offer or solicitation would be unlawful.



                               IDENTITY OF ISSUER


         The principal executive offices of Russell are located at Lee Street, Alexander City, Alabama 35010, and its telephone number is (205) 329-4000.

                            THE SELLING SHAREHOLDERS
                                      AND
                    THE SHARES OF COMMON STOCK TO BE OFFERED


         The following table sets certain information as of the date of the Prospectus regarding the beneficial ownership by the Selling Shareholders of the Common Stock:


                                   Number of shares            Number of             Number of shares
                                    of Common Stock            shares of             of Common Stock
                                   beneficially owned         Common Stock          beneficially owned
        Name                        before offering            to be sold            after offering
- --------------------               ------------------         ------------          ------------------
John K. Tcherneshoff                      220,578               220,578                     0
Robert H. Yoe, III                         84,894                84,894                     0
Susan T. McCurdy                           33,921                33,921                     0
Sandy Reece                                    61                    61                     0

         The Selling Shareholders received the shares of Common Stock being offered pursuant to this Prospectus in a transaction described in the Merger Agreement. Pursuant to the terms of the Merger Agreement, Subsidiary was merged into the Company and the outstanding capital stock of the Company was converted into 340,715 shares of Common Stock of Russell and cash of $44.10, representing fractional shares of Common Stock. In connection with the Merger, Russell, Subsidiary, the Selling Shareholders and the Escrow Agent entered into the Escrow Agreement, whereby 85,162 shares of the Common Stock issued in the Merger were delivered to the Escrow Agent, to be distributed in accordance with the terms and conditions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent has delivered 1,260 shares of Common Stock to Russell, leaving 83,902 shares of Common Stock held in escrow and a maximum of 339,455 shares of Common Stock to be sold by the Selling Shareholders. The terms of the Merger Agreement provided that Russell, at its own expense, would register under the Securities Act the shares of Common Stock issued to the Selling Shareholders in the Merger, and the purpose of this Prospectus is to register for resale by the Selling Shareholders 339,455 shares of Common Stock held by the Selling Shareholders.


         Russell's Common Stock is listed on the NYSE and the PSE. It is expected that sales of the Common Stock hereunder principally will be made in transactions on the NYSE at the market price then prevailing, although sales also may be made over regional or other securities exchanges at the market price then prevailing or in privately negotiated transactions at a negotiated price. Sales of shares of Common Stock effected on the NYSE or regional or other securities exchanges may be effected through licensed broker-dealers who will act as agent for the Selling Shareholders.

                                USE OF PROCEEDS

         All sales of shares of Common Stock by the Selling Shareholders pursuant to this Prospectus shall be for the respective accounts of such Selling Shareholders. No part of the proceeds realized from such transactions will inure to the benefit of Russell.



                                INDEMNIFICATION


         Under the terms of Russell's Bylaws, officers and directors of Russell are entitled to indemnification by Russell in certain instances, and Russell also maintains officers' and directors' liability insurance insuring its officers and directors from certain liabilities and expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted under the Merger Agreement or may be permitted to directors, officers or persons controlling Russell pursuant to the foregoing provisions of the Bylaws, Russell has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                                 LEGAL OPINION


         The legality of the securities offered hereby has been passed upon by Messrs. Bradley, Arant, Rose & White, counsel for Russell. As of the date of the Prospectus, members and associates of the firm of Bradley, Arant, Rose & White beneficially own approximately 22,000 shares of Common Stock of Russell.



                                    EXPERTS


         The consolidated financial statements of Russell incorporated by reference from Russell's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Commission registration fee                              $ 3,292.13
         *Accountants' fees and expenses                             3,000.00
         *Legal fees and expenses                                    5,000.00
         *State qualification fees and expenses                          0.00
         *Miscellaneous                                                200.00
                                                                   ----------
         *Total                                                    $11,492.13
                                                                   ==========

__________________________________

*        Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 As permitted by Section 10-2A-21 of the Alabama Business Corporation Act, Article VII of the Bylaws of Russell provides for indemnification of directors, officers and employees in certain instances. The provisions of Article VII provide as follows:

         Article VII.  Indemnification of Directors, Officers and Employees.

                 Section 7.1 The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 Section 7.2 The corporation shall indemnify any person who was or is a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                 Section 7.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

                 Section 7.4 Any indemnification under sections 7.1 and 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.1 and 7.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                 Section 7.5 Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided in section 7.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this
         Article VII.

                 Section 7.6 The indemnification provided by this Article VII shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provisions or articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 Section 7.7 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                 The indemnification provisions of Article VII of Russell's Bylaws are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any other statute, rule of law, agreement or otherwise. Russell also maintains directors' and officers' liability insurance insuring its directors and officers from certain liabilities and expenses.




ITEM 16.         EXHIBITS


EXHIBIT NO.                                              DESCRIPTION
- -----------                                              -----------
         2       Agreement and Plan of Merger, dated February 25, 1994, among Russell Corporation, Tubeco, Inc., DeSoto Mills, Inc.
                 and John K. Tcherneshoff, Robert H. Yoe, III and Susan T. McCurdy.

         4(a)    Composite Restated Articles of Incorporation of Russell Corporation.

         *4(b)   Certificate of Adoption of Resolutions by Board of Directors of Russell Corporation which was filed as Exhibit 4(b)
                 to Russell's Quarterly Report on Form 10-Q for the quarter ended October 1, 1989 (File No. 0-1790).

         *4(c)   Rights Agreement dated October 25, 1989 between Russell and First Alabama Bank, Montgomery, Alabama, which was filed as Exhibit 1 to Form 8-A dated October 30, 1989 (Registration No. 1-5822).

         5       Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered by the Prospectus.

         23(a)   Consent of Ernst & Young with respect to financial statements of Russell.

         23(b)   Consent of Bradley, Arant, Rose & White (contained in Exhibit 5).

         24      Powers of attorney.

__________________________
*Incorporated by reference.



ITEM 17.         UNDERTAKINGS.

      (a)        The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexander City, State of Alabama, on June 27, 1994.


                                            RUSSELL CORPORATION


                               By        /s/ JOHN C. ADAMS
                                 ------------------------------------------
                                             John C. Adams
                                        Chairman, President and
                                        Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ JOHN C. ADAMS            Chairman, President,            June 27, 1994
- ------------------------     Chief Executive Officer
John C. Adams                and Director



/s/ JAMES D. NABORS          Executive Vice President,       June 27, 1994
- ------------------------     Chief Financial Officer
James D. Nabors              and Director (Principal
                             Financial Officer)



/s/ LARRY E. WORKMAN         Controller (Principal           June 27, 1994
- ------------------------     Accounting Officer)
Larry E. Workman


         *                   Director                        June 27, 1994
- ------------------------
Herschel M. Bloom


         *                   Director                        June 27, 1994
- ------------------------
Ronald G. Bruno


         *                   Director                        June 27, 1994
- ------------------------
H. Scott Howell

           *                       Director                  June 27, 1994
- ------------------------
Glenn Ireland II


           *                       Director                  June 27, 1994
- ------------------------
Crawford T. Johnson III


           *                       Director                  June 27, 1994
- ------------------------
C. V. Nalley III


           *                       Director                  June 27, 1994
- ------------------------
Benjamin Russell


           *                       Director                  June 27, 1994
- ------------------------
John R. Thomas


           *                       Director                  June 27, 1994
- ------------------------
John A. White


*By /s/ James D. Nabors                                      June 27, 1994
    --------------------
James D. Nabors
Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                                      PAGE IN
                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                                DESCRIPTION                                      FILING
           -----------                                -----------                                      ------
                2          Agreement and Plan of Merger, dated February 25, 1994, among
                           Russell Corporation, Tubeco, Inc., DeSoto Mills, Inc. and John
                           K. Tcherneshoff, Robert H. Yoe, III and Susan T. McCurdy.

                4(a)       Composite Restated Articles of Incorporation of Russell Corporation.

               *4(b)       Certificate of Adoption of Resolutions by Board of Directors of
                           Russell Corporation which was filed as Exhibit 4(b) to Russell's
                           Quarterly Report on Form 10-Q for the quarter ended October 1,
                           1989 (File No. 0-1790).

               *4(c)       Rights Agreement dated October 25, 1989 between Russell and
                           First Alabama Bank, Montgomery, Alabama, which was filed as
                           Exhibit 1 to Form 8-A dated October 30, 1989 (Registration
                           No. 1-5822).

                5          Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered by the Prospectus.

               23(a)       Consent of Ernst & Young with respect to financial statements of
                           Russell.

               23(b)       Consent of Bradley, Arant, Rose & White (contained in Exhibit
                           5).

               24          Powers of attorney.


__________________________

*Incorporated by reference.